Exhibit 10.2

EXECUTION VERSION

GUARANTY

THIS GUARANTY (the “Guaranty”) is made and entered into as of July 18, 2014 by Five Oaks Investment Corp. the “Guarantor”), to and for the benefit of Bank of America, N.A. (“Bank of America”).

RECITALS

A.	Subject to the terms and conditions of that certain Loan and Security Agreement, dated as of July 18, 2014 (including any amendments, restatements, supplements, modifications or other agreements or other documents referenced therein, collectively, the “Loan Agreement”), Bank of America has agreed to make certain loans to Five Oaks Acquisition Corp. (the “Borrower”) and Borrower has agreed to pledge certain mortgage loans to Bank of America.

B.	As a condition precedent to Bank of America’s agreement to make the loans contemplated under the Loan Agreement and, in order to provide Bank of America with further assurances that Borrower will perform its obligations under the Loan Agreement, Guarantor is required to execute and deliver this Guaranty to Bank of America.

NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.	Guaranty of Obligations. Guarantor hereby irrevocably, absolutely and unconditionally guarantees the payment when due, upon maturity, acceleration or otherwise, of all obligations of Borrower to Bank of America under the Loan Agreement, howsoever evidenced, whether now existing or hereafter created or arising, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Obligations”), whether or not (i) such Obligations are from time to time reduced or extinguished and thereafter increased or incurred; (ii) Borrower may be liable individually or jointly with others; (iii) recovery upon such Obligations may be or hereafter become barred by any statute of limitations; and/or (iv) such Obligations may be or hereafter become unenforceable.

2.	Guaranty Not Affected by Certain Events. Neither (a) the dissolution, insolvency or business failure of, or any assignment for the benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against Borrower nor (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Borrower shall affect the obligations of Guarantor hereunder and Bank of America may immediately pursue its rights under this Guaranty against Guarantor upon the occurrence of any such events even though Bank of America may be stayed from accelerating or collecting the Obligations from Borrower. Further, Bank of America may take any actions it deems necessary in any bankruptcy case by or against Borrower without releasing or exonerating Guarantor from its obligations under this Guaranty, including, without limitation, any of the following actions: (i) permit or suffer the impairment of any Obligations, (ii) make an election under Bankruptcy Code Section 1111(b)(2), (iii) permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code Section 364 or (iv) permit or suffer the disallowance, avoidance or subordination of any Obligation or collateral (including, without limitation, the Pledged Mortgage Loans (as defined in the Loan Agreement)).

3.	Modification of Obligations. Guarantor authorizes Bank of America (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute which cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Bank of America in its discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, Borrower or other obligors. Bank of America may, without the further consent of Borrower or Guarantor, assign this Guaranty in whole or in part to any person acquiring an interest in the Obligations. Bank of America agrees promptly to notify the Guarantor of any assignment of this Guaranty; provided that the failure to give such notice shall not affect the validity of such assignment.

4.	Independent Obligation. The obligations of Guarantor hereunder are independent of the Obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Borrower and whether or not Borrower is joined in any such action.

5.	Primary Obligation. This Guaranty is one of payment, not of collection, and is the primary obligation of the undersigned. Guarantor waives any right to require Bank of America to (a) proceed against Borrower or any other party; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank of America’s power whatsoever. Guarantor waives any personal defense based on or arising out of any personal defense of Borrower other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of Borrower, or the invalidity or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Obligations. Bank of America may, at its election, exercise any right or remedy Bank of America may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any security.

6.	Waiver of Rights.

(a)	Waiver of Subrogation, Reimbursement, Contribution and Similar Rights. As long as there are outstanding Obligations which have not been paid in full, Guarantor waives any claim, remedy or rights that Guarantor may now have or may hereafter acquire against Borrower or any guarantor of all or any of the Obligations, including, without limitation: (i) any rights of subrogation and contribution, (ii) any rights of reimbursement, (iii) any rights of performance, (iv) any rights of exoneration and/or any rights of indemnification and (v) any rights to participate in any claim or remedy that Bank of America has against Borrower or any collateral that Bank of America now has or hereafter acquire for the Obligations (including, without limitation, the Pledged Mortgage Loans), whether or not such claim, remedy or rights arise in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the rights to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or rights (such rights, collectively, the “Guarantor’s Conditional Rights”). If, notwithstanding the foregoing, any amount shall be paid to Guarantor on account of Guarantor’s Conditional Rights and either (A) such amount is paid to Guarantor at any time when there are outstanding Obligations or (B) regardless of when such amount is paid to Guarantor, any payment made by Borrower to Bank of America is at any time determined to be a preferential payment, then such amount paid to Guarantor shall be deemed to be held in trust for the benefit of Bank of America and shall immediately be paid to Bank of America to be credited and applied against the Obligations, whether matured or unmatured, in such order and manner as Bank of America, in its sole discretion, shall determine.

(b)	Waiver Regarding Application of Payments. Guarantor irrevocably waives any rights that Guarantor may now have or may hereafter acquire to require Bank of America to apply any amounts received by Bank of America from whatever source on account of the Obligations in any order or application, it being expressly acknowledged and agreed by Guarantor that any amounts received by Bank of America from whatsoever source on account of the Obligations may be applied by Bank of America toward the payment of such of the Obligations, and in such order of payment and application, as Bank of America may from time to time elect in its sole and absolute discretion.

(c)	Waiver of Notice, Presentment, Demand and Similar Rights. Guarantor irrevocably waives any rights that Guarantor may now have or may hereafter acquire with respect to all presentments, demands for performance, protests and notices, including, without limitation, notices of non-performance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and notices of the existence, creation or incurring of new or additional Obligations.

(d)	Waiver of Priority of Collection and Election of Remedies. Guarantor irrevocably waives any rights that Guarantor may now have or may hereafter acquire to require Bank of America to: (i) proceed against Borrower or any other party; (ii) proceed against or exhaust any security held from Borrower; or (iii) pursue any other remedy in Bank of America’s power whatsoever. Bank of America may, at its election, exercise any right or remedy Bank of America may have against Borrower without affecting or impairing in any way the liability of Guarantor under this Guaranty except to the extent the Obligations have been indefeasibly paid in full. Without expanding any rights of subrogation which Guarantor may possess as set forth in subsection (a) above, Guarantor understands that the exercise by Bank of America of certain rights and remedies contained in the Loan Agreement may affect or eliminate any such rights of subrogation against Borrower and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder, nevertheless, Guarantor hereby authorizes and empowers Bank of America to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may be available to Bank of America, since it is the intent and purpose of Guarantor that the obligations of Guarantor hereunder are absolute. Guarantor irrevocably waives all rights and any defenses arising out of any such election of remedies by Bank of America, even though such election of remedies, such as a nonjudicial foreclosure with respect to security for an Obligation, operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any guarantor of the Obligations or any security.

(e)	Waiver of Defenses. To the fullest extent permitted by law, Guarantor irrevocably waives any defense based on or arising out of any defense of Borrower other than payment in full of the Obligations, including, without limitation, any defense based upon or arising out of the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Obligations.

(f)	Waiver of Termination. Guarantor irrevocably waives any right it has to terminate or revoke the continuing nature of this Guaranty and its application to any Obligations.

(g)	Waiver of Certain Statutory Rights. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by Borrower or other circumstance that operate to toll any statute of limitations as to Borrower shall operate to toll the statute of limitations as to Guarantor.

(h)	Subordination if Any Waiver is Invalid or Void. Guarantor further agrees that to the extent that any waiver of the rights described in this Guaranty is found by a court of competent jurisdiction to be unenforceable, invalid, void or voidable for any reason, any rights that Guarantor may have against Borrower or against any collateral (including, without limitation, the Pledged Mortgage Loans) or security related to all or some of the Obligations, and any rights Guarantor may have against any guarantor of all or some of the Obligations, shall be junior and subordinate to any rights that Bank of America may have against Borrower, any collateral (including, without limitation, the Pledged Mortgage Loans) or security or any other guarantor of all or some of the Obligations, and no such rights shall be exercised by Guarantor until such time as Bank of America shall have received indefeasible payment of the full amount of all Obligations and any obligations of Guarantor under this Guaranty.

7.	Subordination of Debt and Obligations; Receipt of Payments. Any indebtedness or obligations of (i) Borrower to Guarantor or (ii) any guarantor of all or some of the Obligations to Guarantor, now or hereafter existing, is hereby subordinated to the obligations of Borrower to Bank of America. Upon the occurrence of an Event of Default under the Loan Agreement and for as long as such event is occurring, Guarantor agrees that, until the Obligations have been fully satisfied, it will not seek, accept or retain for its own accounts, any payment from Borrower or any such guarantor on account of such subordinated debt. Any payments received by Guarantor on account of such subordinated debt during such Event of Default shall be collected and received in trust for Bank of America and shall be immediately paid over by Guarantor to Bank of America without impairing or releasing the obligations of Guarantor hereunder.

8.	Release of Guarantor.

(a)	Release of Guarantor’s Obligations. This Guaranty shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to Guarantor until all Obligations shall have been fully satisfied and paid and Bank of America shall have executed and delivered to Guarantor an express written release or cancellation of this Guaranty. No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against Guarantor, or the fact that at any time or from time to time all the Obligations may have been paid in full, shall release or discharge Guarantor.

(b)	Release of Liability. The liability of Guarantor hereunder is exclusive and independent of any security for or other guarantee of the Obligations, whether executed by Guarantor or by any other party, and the liability of Guarantor hereunder is not affected, impaired or released by (i) any direction of application of payment by Borrower or by any other party; (ii) any other guarantee, undertaking or maximum liability of Guarantor or of any other party as to the Obligations; (iii) any payment on or in reduction of any other guarantor of all or some of the Obligations; (iv) any revocation or release of any obligations of any other guarantor of all or some of the Obligations; (v) any dissolution, termination or increase, decrease or change in personnel of Borrower; (vi) any payment made to Bank of America on the Obligations that is required to be repaid to Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of Guarantor’s obligations hereunder by reason of any such proceeding; (vii) any acceptance by Bank of America of any security or collateral for, or other guarantors or obligors upon, any Obligation; (viii) any change, modification or amendment of the Loan Agreement (other than one which expressly reduces the Obligations under this Guaranty or the amount due under the Loan Agreement); (ix) any failure, neglect or omission to perfect, protect, secure or insure any of the foregoing security interests, liens or encumbrances or the properties, or interest in properties, subject thereto; (x) an increase in the individual or aggregate transaction limits in excess of the amounts initially set forth in the Loan Agreement; (xi) any change in Borrower’s name or legal structure or the merger of Borrower into another legal entity or (xii) any act or omission of any kind or at any time upon the part of Bank of America with respect to any matter whatsoever, other than the execution and delivery by Bank of America to Guarantor of an express written release or cancellation of this Guaranty.

9.	Financial Statements. Guarantor shall deliver, or cause to be delivered, to Bank of America those financial statements or other reports of Guarantor which are required to be delivered to Bank of America by Borrower under the Loan Agreement; including, without limitation, the financial statements and reports to be delivered under Section 9.1 of the Loan Agreement. Guarantor represents and warrants that the financial statements provided to Bank of America on or prior to the date of this Guaranty, and the financial statements provided on any date subsequently requested by Bank of America, have in each case been prepared in conformity with GAAP consistently applied and present fairly the financial position and assets and liabilities of Guarantor as of the date and period specified therein. Guarantor further agrees that it shall not (a) sell, transfer or otherwise dispose of for less than fair value without prior written notice to, and the consent of, Bank of America or (b) pledge or encumber to any person or entity without prior written notice to, and the consent of Bank of America, all or substantially all of the assets of Guarantor represented on any such financial statement.

10.	Representations and Warranties of Guarantor. Guarantor hereby represents, warrants and covenants to Bank of America that:

(a)	Guarantor is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is formed.

(b)	Guarantor has the power and authority and the legal right to execute, deliver and perform this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty.

(c)	The Guarantor’s execution, delivery and performance of this Guaranty does not contravene any applicable law, and will not conflict with or result in a breach of the terms of its organizational documents.

(d)	All filings and registrations, authorizations, approvals and consents necessary for the Guarantor’s execution, delivery and performance of this Guaranty and for the validity and enforceability thereof, have been made or obtained and are in full force and effect.

(e)	This Guaranty has been duly and validly executed and delivered by Guarantor and is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor, in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights and to the availability of equitable remedies.

(f)	The execution, delivery and performance of this Guaranty will not violate in any material respect any requirement of law or contractual obligation of Guarantor or any of its subsidiaries and will not result in, or require, the creation or imposition of any lien on any of its or their respective properties or revenues pursuant to any such requirement of law or contractual obligation.

(g)	Guarantor will not declare or pay any dividends upon any shares of Guarantor’s stock now or hereafter outstanding, except dividends payable in the capital stock or stock rights of Guarantor, or make any distribution of assets to its stockholders including, without limitation, pursuant to any stock repurchase, whether in cash, property or securities if; at the date of such payment or distribution, there shall have occurred and be continuing an Event of Default or Potential Default under the Loan Agreement.

(h)	There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor (or, to Guarantor’s knowledge, any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of this Guaranty or Guarantor’s ability to carry out its obligations hereunder.

(i)	Guarantor has reviewed and approved the Loan Agreement.

(j)	Guarantor shall at all times comply with the financial covenants and/or financial ratios as set forth in the Loan Terms Letter (as defined in the Loan Agreement) related to the consolidating financials of Guarantor.

11.	Events of Default. It is hereby understood and agreed that an Event of Default under Section 11.1(p) of the Loan Agreement shall be deemed to have occurred if (i) Guarantor shall default in the payment of any amount required to be paid by it hereunder, (ii) any representation, warranty or certification made or deemed made herein by Guarantor shall prove to have been false or misleading in any material respect as of the time made or furnished, or (iii) Guarantor shall fail to observe or perform or comply with any other covenant or provision contained in this Guaranty.

12.	Authorization for Background Information. For as long as this Guaranty is in effect, Guarantor authorizes Bank of America to conduct periodic background investigations regarding Guarantor at any time and for any reason without further authorization from Guarantor, including, without limitation, obtaining an updated consumer report(s) about Guarantor from a credit reporting agency.

13.	Set-off. Upon the occurrence and during the continuance of any Event of Default hereunder or under the Loan Agreement or the failure by Borrower or Guarantor to timely perform any of the Obligations in accordance with the Loan Agreement or this Guaranty, Guarantor hereby irrevocably authorizes Bank of America at any time and from time to time after the Obligations are due from Borrower, without notice to Guarantor, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Bank of America to or for the credit or the account of Guarantor, or any part thereof in such amounts as Bank of America may elect, against and on account of the obligations and liabilities of Guarantor to Bank of America hereunder, whether or not Bank of America has made any demand for payment. Bank of America shall notify Guarantor promptly of any such set-off and the application made by Bank of America; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank of America under this Section 13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such parties may have.

14.	Reserved.

15.	General.

(a)	Entire Agreement; Severability. This Guaranty contains the entire agreement between Guarantor and Bank of America, is the final expression of its intentions and supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by Bank of America or relied upon by Guarantor in connection with the execution hereof. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b)	Amendments. No modification, waiver, amendment, discharge or change of this Guaranty shall be valid unless the same is in writing and signed by Bank of America and Guarantor.

(c)	Costs and Expenses. In addition to the Obligations, Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Bank of America in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.

(d)	No Assignment. This Guaranty may not be assigned by Guarantor.

(e)	Successors and Assigns. This Guaranty and the liability and obligations of Guarantor hereunder are binding upon Guarantor and its successors and assigns, and this Guaranty inures to the benefit of and is enforceable by Bank of America and its successors, transferees and assigns.

(f)	No Waiver; Cumulative Remedies. No right or power of Bank of America hereunder shall be deemed to have been waived by any act or conduct on the part of Bank of America, or by any neglect to exercise such right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Bank of America. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(g)	Borrower’s Financial Condition. Guarantor assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that Bank of America shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

(h)	Taxes. All payments made by Guarantor under this Guaranty shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature (“Taxes”). Guarantor shall pay any such Taxes, including Taxes on any amounts so paid, and will promptly furnish Bank of America with copies of any tax receipts or such other evidence of payment as Bank of America may require.

(i)	Cooperation. Guarantor agrees to execute any and all further documents, instruments and agreements as Bank of America from time to time request to evidence Guarantor’s obligations hereunder.

(j)	Governing Law. This Guaranty shall be deemed to be made under and shall be governed by the laws of the State of New York without regard to principles of conflicts of laws (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding this Guaranty, including, without limitation, legal actions to enforce this Guaranty or because of a dispute, breach or default of this Guaranty, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledged and agree that venue in such courts shall be convenient and appropriate for all purposes.

(k)	Waiver of Jury Trial. Each of Guarantor and Bank of America hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guaranty.

(l)	Invalidity. In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had not been included.

(m)	Capitalized Terms. Capital terms not otherwise defined herein shall have the meanings assigned such terms in the Loan Agreement.

(n)	Counterparts. This Guaranty may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same agreement. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

Five Oaks Investment Corp., as Guarantor

By:	/s/ David Carroll
Name:	David Carroll
Title:	Chief Executive Officer

Signature Page to Guaranty